Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

ROYALE PLANS TO BOOST STOCKHOLDERS EQUITY

San Diego, April 13, 2015 - Royale Energy Inc (NASDAQ: ROYL) Royale Energy, Inc. announced that NASDAQ Stock Market (NASDAQ) notified the Company that, based on its Form 10-K for the year ended December 31, 2014, NASDAQ has determined that Royale Energy’s reported stockholders' equity of ($1,141,227) at December 31, 2014, must be increased to $2,500,000 in order to meet the  stockholders' equity requirement for continued listing on The NASDAQ Capital Market, as required by NASDAQ Marketplace Rule 4550(a)(3).

The Company’s management is planning to raise additional equity, and on April 2, 2015, the Company filed a registration statement on Form S-3 with the Securities and Exchange Commission to register additional equity and debt securities for sale in a public offering.

The Company will provide to NASDAQ a specific plan to accomplish such an increase to meet continued NASDAQ listing requirements by May 22, 2015.

Forward Looking Statements

In addition to historical information contained herein, this news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, subject to various risks and uncertainties that could cause the company’s actual results to differ materially from those in the “forward-looking” statements. While the company believes its forward looking statements are based upon reasonable assumptions, there are factors that are difficult to predict and that are influenced by economic and other conditions beyond the company’s control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.

Contact:
Royale Energy, Inc.
Chanda Idano, Director of Marketing & PR
619-383-6600
chanda@royl.com
http://www.royl.com